Certificate of Amendment to Certificate of Incorporation

                                                                    PAGE 1

                                State of Delaware

                        Office of the Secretary of State
                      ____________________________________



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE OF AMENDMENT

OF "T/F PURIFINER, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER,

A.D. 1966, AT 12 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY

 RECORDER OF DEEDS FOR RECORDING.













                              SEAL
                                          ----------------------------------
                                          Edward J. Freel, Secretary of State




2153143   8100                                      AUTHENTICATION:    8267041

960387597                                                    DATE:    12-31-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               T/F PURIFINER, INC.


      T/F Purifiner, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporations have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that the Certificate of Incorporation of T/F Purifiner, Inc. be amended by changing Article V thereof, so that, as amended, said Article shall be and read as follows:

                                    ARTICLE V
                                  Capital Stock

      The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 20,500,000 of which 20,000,000 are to be shares of Common Stock, $.001 par value per share, and of which 500,000 are to be shares of Preferred Stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable.

      A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

      A. COMMON STOCK. Except as provided in this Certificate, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in this Certificate.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preferences over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to redeem the remaining assets of the Corporation available for distribution, in cash or in kind.

      Effective as of the effective date of this Amendment, each share of Common Stock, $.001 par value per share, outstanding before the effective date of the Amendment will be changed into two and one-half (2.5) fully paid and nonassessable shares of Common Stock $.001 par value per share; and that after the effective date of the Amendment each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive an additional certificate or certificates representing the proportionate number of additional shares of new Common Stock. If a stockholder shall be entitled to a number of shares of new Common Stock which is not a whole number, then the fractional interests of .5 of New Common Stock will be rounded up to the next highest share, and fractional interests of less than .5 of New Common Stock will be reduced down to the next nearest share. The authorized number of shares of Common Stock and of Preferred Stock shall not be affected by this Amendment.

      Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation, except as otherwise expressly set forth in this Certificate.

      B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, vote designations, preferences, qualifications, limitations, restrictions, participation, options or other relative or special rights, as are stated and expressed herein or, to the extent permitted by law, in the resolution or resolutions providing for the issuance of such series, as adopted by the Board of Directors. The Board of Directors is hereby expressly empowered, subject to the provisions of this Paragraph, to provide for the issuance of Preferred Stock from time to time in one or more series and to fix, as to such series, by resolution or resolutions providing for the issuance of such series:

            (1) the number of shares to constitute such series and the title or designation of the series;

            (2) the rate of dividend, whether or not cumulative, and the extent of further participation in dividends or distributions, if any;





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



            (3) the price and the terms and conditions, if any, upon which shares of such series are redeemable;

            (4) whether or not the shares of such series shall be subject to sinking fund provisions for the redemption or purchase of shares;

            (5) the amount, if any, payable upon shares in event of voluntary or involuntary liquidation of the Corporation;

            (6) the terms and conditions, if any, on which shares of such series are convertible;

            (7) the voting power, if any, of such series by determining the votes (or fraction of a vote) per share and the elections or events upon which such series may be voted, or may determine to restrict or eliminate entirely the right of such series to vote;

            (8) such other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as and to the extent permitted by law.

      Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in this Certificate or any amendment thereto.

      SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That the aforesaid amendments shall not become effective until January 1, 1997.








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


      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard C. Ford, its President, and attested by Richard J. Ford, its Secretary this 30 day of December, 1996.


                                            T/F PURIFINER, INC.
SEAL

                                            By: /s/Richard C. Ford
                                                --------------------------------
                                                   Richard C. Ford, President


ATTEST:


By: /s/Richard J. Ford
    -----------------------------
       Richard J. Ford, Secretary


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